Exhibit 3.6

Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “RUBY ACQUISITION ENTERPRISES CO.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JANUARY, A.D. 2005, AT 4:59 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

39148768100

AUTHENTICATION: 3631910

050050246

DATE: 01-21-05

FROM CT WILMINGTON - 302_655_4236 GROUP 6 (THU) 20’ 05 17:29/ST. 17:17/NO 4260103665 P 2

Secretary of Delaware

Secretary of State Division of Corporations Delivered 05:27 PM 01/20/2005 FILED 04:59 PM 01/20/2005 SRV 050050246 –3914876 FILE

CERTIFICATE OF INCORPORATION OF

RUBY ACQUISITION ENTERPRISES CO.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Ruby Acquisition Enterprises Co.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Three Thousand (3,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock. Each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.

FIFTH: The name and the mailing address of the incorporator are as follows:

Name Mailing Address

Mindy S. Tompkins

c/o Pratt & Whitney 400 Main Street, MS 132-12 East Hartford, CT 06108

SIXTH: No election of the board of directors need be by written ballot.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the

FROM CT WILMINGTON - 302_655_4236 GROUP 6 (THU) 20’ 05 17:30/ST. 17:17/NO. 4260103665 P 3

application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINETH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified maybe entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article.

Signed this 20th day of January, 2005.

/s/ Mindy S. Tompkins

Mindy S. Tompkins Sole Incorporator

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RUBY ACQUISITION ENTERPRISES CO.”, CHANGING ITS NAME FROM “RUBY ACQUISITION ENTERPRISES CO.” TO “PRATT & WHITNEY ROCKETDYNE, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2005, AT 1:23 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

39148768100

AUTHENTICATION: 4063425

050635062

DATE: 08-02-05

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

RUBY ACQUISITION ENTERPRISES CO.

Ruby Acquisition Enterprises Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended to change the corporate name of the Corporation by deleting Paragraph 1 in its entirety and substituting in place thereof the following:

“FIRST: The name of the corporation is Pratt & Whitney Rocketdyne, Inc. (the “Corporation”).”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Ruby Acquisition Enterprises Co. has caused this certificate to be signed by MaryBeth Giantonio, its Assistant Secretary, this 2nd day of August 2005.

RUBY ACQUISITION ENTERPRISES CO.

By:

MaryBeth Giantonio Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:32 PM 08/02/2005 FILED 01:23 PM 08/02/2005 V 050635062 – 3914876 FILE

TOTAL P.03

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PRATT & WHITNEY ROCKETDYNE, INC.”, CHANGING ITS NAME FROM “PRATT & WHITNEY ROCKETDYNE, INC.” TO “AEROJET ROCKETDYNE OF DE, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JUNE, A.D. 2013, AT 4:16 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3914876 8100

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0519065

130783950

DATE: 06-18-13

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:54 PM 06/17/2013

FILED 04:16 PM 06/17/2013

130783950 - 3914876 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRATT & WHITNEY ROCKETDYNE, INC.

Pratt & Whitney Rocketdyne, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Pratt & Whitney Rocketdyne, Inc., be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Aerojet Rocketdyne of DE, Inc.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

signed by Christopher C. Cambria , its

Vice President and Secretary,* this 17 day of June, 2013.

By Christopher C. Cambria, VP and Secretary

2